EXHIBIT (J)(3)

                            CONSENT OF LEGAL COUNSEL

                        [QUARLES & BRADY LLP LETTERHEAD]

                                   January 29, 2003

The Catholic Funds, Inc.
1100 West Wells Street
Milwaukee, Wisconsin 53233

     Re: CONSENT TO INCORPORATION OF LEGAL OPINION IN POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT

Ladies and Gentlemen:

     We hereby consent to the incorporation by reference of our opinion regarding the legality of shares of The Catholic Funds, Inc. (the "Registrant") into the Post-Effective Amendment (the "Amendment") to its Registration Statement on Form N-1A (1933 Act Reg. No. 333-69803) to which this consent letter is attached as an Exhibit. Our legal opinion appeared as an Exhibit to the Registrant's initial filing of its Registration Statement, which was filed with the Securities and Exchange Commission on December 28, 1998. We also consent to the use of our name in the section captioned "Counsel and Independent Public Accountants" of the Statement of Additional Information included as Part B to this Registration Statement.

                                   Very truly yours,

                                   /s/  Quarles & Brady LLP

                                   QUARLES & BRADY LLP